Exhibit 10.2

SATISFACTION AND DISCHARGE OF INDENTURE

THIS SATISFACTION AND DISCHARGE OF INDENTURE is dated as of June 22, 2007, between Energy West, Incorporated, a corporation duly organized and existing under the laws of the State of Montana (the “Corporation”), having its principal place of business at 1 First Avenue South, Great Falls, Montana 55401, and U.S. Bank National Association, as successor Trustee (the “Trustee”), having its principal corporate trust office at 1420 Fifth Avenue, 7th Floor, Seattle, WA 98101.

WHEREAS, the Corporation and the Trustee are parties to an Indenture dated as of June 1, 1993 (the “Indenture”) with respect to the issuance by the Corporation of $7,800,000 principal amount of Series 1993 Notes, Great Falls Gas Company (the “Notes”); and

WHEREAS, the Indenture affords the Corporation the right, pursuant to Section 3.01 thereof, to redeem all the Notes prior to maturity subject to the terms and conditions of Article 3 of the Indenture; and

WHEREAS, the Corporation, on May 11, 2007, provided notice to the Trustee of its intention to redeem all the Notes on June 26, 2007 (the “Redemption Date”) in compliance with Section 3.02 of the Indenture; and

WHEREAS, at the request of the Corporation, on or about May 23, 2007, the Trustee gave notice of the Redemption Date to each Holder of the Notes in compliance with Section 3.04 of the Indenture; and

WHEREAS, in accordance with Section 3.05 of the Indenture, on or before June 15, 2007, the Trustee notified the Corporation that the entire outstanding principal (the “Redemption Price”) and all accrued interest is all due and payable on the Redemption Date; and

WHEREAS, on June 21, 2007, the Corporation has deposited with the Trustee collected funds in an amount equal to the Redemption Price and all accrued interest thereon through the Redemption Date, and all other sums payable by the Corporation pursuant to the Indenture, in compliance with the requirements of Sections 3.06 and 4.01 of the Indenture; and

WHEREAS, the Corporation has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in compliance with Section 10.04 of the Indenture; and

WHEREAS, Section 8.01 of the Indenture provides that the Trustee shall, on request of the Corporation, acknowledge in writing the satisfaction and discharge of the Corporation’s obligations under the Indenture except for specified surviving obligations;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the receipt and adequacy of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Notes as follows:

ARTICLE I
SATISFACTION AND DISCHARGE

1.1 The Indenture shall cease to be of further effect; provided, however, that notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Corporation under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 7.08 and 8.03 shall survive until the Notes are no longer outstanding. On the Redemption Date, the Notes shall be considered paid and shall cease to be outstanding and interest on the Notes shall cease to accrue. Thereafter, the Corporation’s obligations only under Sections 7.07 and 8.03 of the Indenture shall survive.

1.2 All liens, mortgages or other security interests on any and all property and assets of the Corporation which the Trustee holds or may hold in connection with the Indenture are hereby released, discharged and terminated. Except as otherwise provided in Section 1.1 hereof, all obligations of the Corporation under the Indenture are deemed fully satisfied, discharged, terminated and null and void. The Trustee agrees to take all actions and to execute all documents which the Corporation reasonably deems necessary or appropriate to release all liens of the Trustee on any property or assets of the Corporation, including, but not limited to, the execution of releases of mortgages or deeds of trust or UCC-3 termination statements with respect to any and all such collateral.

1.3 The Corporation hereby orders the Trustee to destroy all canceled Notes held by the Trustee in a manner customarily used to destroy such Notes. Promptly upon completion of such destruction, the Trustee shall furnish to the Corporation a certificate stating that such Notes have been destroyed.

ARTICLE II
MISCELLANEOUS PROVISIONS

2.1 Capitalized terms not otherwise defined herein shall have the meanings ascribed such terms in the Indenture.

2.2 This instrument shall be governed by, and construed in accordance with, the laws of the State of Montana.

2.3 This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Satisfaction and Discharge of Indenture to be duly executed as of the date written above.

ENERGY WEST, INCORPORATED

By: /s/ David A. Cerotzke
       David A. Cerotzke
       President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Sherrie L. Pantle
       Sherrie L. Pantle
       Vice President

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